EXHIBIT 5.1

MOOMJIAN, WAITE & COLEMAN, LLP

6900 Jericho Turnpike

Suite 200

Syosset, New York 11791

(516) 937-5900

October 15, 2026

Smith-Midland Corporation

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

Re: Smith-Midland Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the filing by Smith-Midland Corporation (the “Registrant”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), covering the registration of 400,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Registrant to be issued in connection with the Registrant’s 2026 Equity Incentive Plan (the “2026 Plan”).

As counsel for the Registrant, we have examined and are familiar with its corporate records, including (i) the Registrant’s Certificate of Incorporation as presently in effect, (ii) the Registrant’s Amended and Restated By-Laws as presently in effect, (iii) corporate minutes and other instruments evidencing actions taken by the Registrant’s directors and stockholders pertaining to the 2026 Plan, and (iv) the 2026 Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, and the authenticity of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Delaware General Corporation Law, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).

Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold, when issued in accordance with the terms of the 2026 Plan, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours

/s/ Moomjian, Waite & Coleman, LLP
Moomjian, Waite & Coleman, LLP

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